SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2004

CPI CORP.
(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11227 (Commission file Number)	43-1256674 (IRS Employer (Identification No.)

1706 Washington Avenue, St. Louis, Missouri (Address of principal executive offices)	63103-1790 (Zip code)

Registrants’ telephone number, including area code (314) 231-1575 ———————————————————————————— (Former name or former address, if changes since last report.)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

A.	On June 2, 2004, CPI Corp. issued the following press release announcing 2004 first quarter results.

CPI CORP. NEWS FOR IMMEDIATE RELEASE	FOR RELEASE June 2, 2004

FOR FURTHER INFORMATION, CONTACT:

NAME: Jane Nelson ADDRESS: 1706 Washington Avenue STATE, ZIP: Missouri 63103	FROM: CPI Corp. CITY: St. Louis TELEPHONE: (314) 231-1575

FOR FURTHER INFORMATION AT FINANCIAL RELATIONS BOARD Diane Hettwer, Chicago 312/640-6760

FOR IMMEDIATE RELEASE WEDNESDAY, JUNE 2, 2004

CPI CORP. ANNOUNCES 2004 FIRST QUARTER RESULTS ST. LOUIS, MO. — JUNE 2, 2004 — CPI CORP. (NYSE: CPY) today

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP. —————————————— (Registrant)

By:	/s/ Gary W. Douglass —————————————— Gary W. Douglass Executive Vice President, Finance and Chief Financial Officer

Dated: June 7, 2004

CPI Corp. news for immediate release FOR RELEASE June 2, 2004 FOR FURTHER INFORMATION, CONTACT:

NAME ADDRESS STATE, ZIP	Jane Nelson 1706 Washington Avenue Missouri 63103	FROM CITY TELEPHONE	CPI Corp. St. Louis (314) 231-1575

FOR FURTHER INFORMATION AT FRB/WEBERSHANDWICK Diane Hettwer, Chicago 312/640-6760

FOR IMMEDIATE RELEASE
WEDNESDAY, JUNE 2, 2004

CPI Corp. Announces 2004 First Quarter Results

St. Louis, MO, June 2, 2004 — CPI Corp. (NYSE-CPY) today reported a net loss for the 12-week first quarter ended May 1, 2004 of $8.8 million, or $1.09 per diluted share, compared to a net loss of $2.7 million, or $0.34 per diluted share for the comparable quarter of fiscal 2003. The overall results of the first quarter of 2004 were significantly impacted by the recording of other charges and impairments totaling $9.6 million, $6.0 million on an after-tax basis or $.74 per diluted share. These other charges and impairments consist principally of additional costs incurred by the Company in the first quarter of 2004 related to the then-ongoing consent solicitation contest, accruals triggered by various change of control provisions included in certain executive employment contracts and accruals, reserves and charges resulting from personnel and strategic direction decisions made by the Company’s new Board of Directors.

Consolidated net sales for the first quarter of 2004 decreased $245,000 or less than 1.0% to $56.0 million from the $56.3 million reported in the first quarter of 2003 as declines in Sears Portrait Studio sales of $1.3 million were substantially offset by increases in sales in the Company’s Mexican and Mobile photography operations of $1.0 million. As discussed more fully in the following paragraphs, the timing of Easter in 2004 versus 2003 had a significant impact on the comparability of reported first quarter sales in both years.

During the first quarter of 2004, the Company’s Sears Portrait Studios reported a 2.5% decrease in sittings from 885,000 to 863,000 and a 0.6% decrease in average sale per customer sitting from $63.16 to $62.81. The timing of Easter, a seasonally important time for portraiture sales, had a significant impact on the timing of recognition of sales revenues between the Company’s first and second fiscal quarters. Most of the Company’s Easter-related sales in 2004, an earlier Easter, were recognized as revenues, in accordance with the Company’s revenue recognition policies, in the first fiscal quarter while such sales in 2003, a later Easter, were principally recognized in the second fiscal quarter. The comparability impact related to the timing of Easter is illustrated by reference to the following year-to-date sales update.

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CPI CORP.
ADD 1

On a year-to-date basis through May 29, 2004, sales in the Company’s Sears Portrait Studios are down approximately 10.6% from the comparable period in 2003. The net change in deferred revenues, based principally on the timing of deliveries of portraits to the customer, has the impact of increasing or decreasing reported sales revenues. Excluding the effects of the net changes in deferred revenues, the Company’s year-to-date sales through May 29, 2004 declined approximately 13.5% compared to the comparable period of the prior year which is reflective of the trends being experienced in our studios. There are a number of initiatives being considered for the second half of the year designed to reverse the negative sales trends experienced in the first half-to-date. These initiatives include, among others, a studio hardware upgrade, a full digital test in a meaningful number of studios, pricing/offer changes, additional marketing support and increased studio coverage hours.

The Company believes that the continuing decline in first quarter sittings is attributable to several external and internal factors. Among the external factors are the impacts of continuing competitive pressures, including the opening of new competitor locations and severe price discounting. In addition, the rate at which customers continue to adopt amateur digital photography technologies has accelerated which may be impacting the frequency of studio visits. Internal factors potentially negatively impacting sittings include the Company’s decision, beginning in the second half of 2003, to reduce studio employment costs through lower allocations of hours toward coverage and training/retention, which is currently being reassessed, as well as potential effects from reduced advertising spending in the fourth quarter of 2003. In addition, it is likely that some customers visiting our studios are receiving a less than optimal experience as a result of certain technology and support challenges caused by our aging studio infrastructure which also is currently under review as part of the new Board’s review of options to transition the studios to full digital technology.

The net decrease in average sale per customer sitting results from the positive impact of a continuing mix shift toward the higher value custom offer being more than offset by increased discounting in response to competitive pricing pressures and the elimination of sitting fees on certain offers targeted at new customer acquisition. The new Board and management are also reviewing alternative pricing strategies.

Consolidated losses from operations for the first quarter of 2004 were $13.7 million compared to $4.1 million in the comparable quarter of the prior year. Consolidated operating results for the first quarter of 2004 were significantly negatively impacted by pre-tax other charges and impairments totaling $9.6 million and operating losses of $1.8 million related to the Company’s Mexican and Mobile photography operations compared to only $741,000 in the comparable quarter of 2003 when the then new ventures were in their earlier stages of operations. Other charges and impairments recorded in the first quarter 2004 are summarized below:

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CPI CORP. ADD 2

Nature of Charge	Amount (in thousands)
Consent solicitation costs *	$846

Accruals related to accelerated vesting of
supplemental retirement plan and guaranteed bonuses for 2004	3,414

Reserves for potential severance obligations/related costs	2,036

Impairment charges - write-off of previously capitalized software
development costs related to discontinued technology platform	3,067

Write-off of non-refundable loan commitment fee
incurred prior to change of control	200

Total	$9,563

*	Includes approximately $187,000 of total consent-related costs incurred by the Knightspoint Group which the Company has agreed to reimburse.

The consent solicitation costs represent the costs incurred in the first quarter related to the then-ongoing consent solicitation contest. The accruals related to the accelerated vesting of executives covered by the Company’s supplemental retirement plan ($3.3 million) and guaranteed bonuses provided for in employment contracts for those covered executives whose employment continues with the Company ($76,000) were both triggered by change of control provisions in employment contracts as a result of the change in the composition of the Company’s Board resulting from the completion of the consent solicitation. The reserves for potential severance obligations were triggered by the dismissal of certain executives during the first quarter. During the first quarter of 2004, the Company’s new Board along with its new management leadership in the technology function, made a decision to materially alter the Company’s previously planned and recently in-process technology platform that was to serve as the foundation for the eventual conversion to full digital technology in our studios. As a result of this decision, certain previously capitalized software development costs related to the development of the previous platform no longer have future utility to the Company and, accordingly, have been written off.

Excluding the other charges and impairments recorded in the first quarter of 2004 and excluding net losses from operations relating to the Mexican and Mobile photography operations of $1.8 million and $741,000 for the first quarter of 2004 and 2003, respectively, losses from operations related to the Company’s Sears Portrait Studios would have been $2.3 million compared to $3.4 million in the first quarter of 2003. As previously discussed, the timing of Easter in 2004 versus 2003 and the related impact on sales revenue recognition, also substantially positively impacted the comparison of operating results between the first quarter of 2004 and 2003. This decrease in first quarter losses from Sears Portrait Studios operations resulted principally from a $1.3 million decrease in sales being more than offset by a $2.1 million decrease in selling, general and administrative expenses. The decrease in selling, general and administrative expenses is primarily attributable to decreases in studio employment costs of $1.6 million as well as overall net decreases in various other categories of expenses resulting from the Company’s cost reduction initiatives.

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CPI CORP.
ADD 3

Mexican, Mobile Photography Operations

Subsequent to the end of the first quarter, the Company’s new Board of Directors has made a strategic decision to exit both the Mexican and mobile photography operations. This decision was made to allow the Company to enhance focus on the core Sears Portrait Studios business as well as to eliminate the ongoing operating dilution associated with these businesses.

The Company plans to execute its exit plans during the second quarter at which time it will record the charges and impairments necessary to effectuate the exits. Currently, the Company expects to record pre-tax exit costs in the second quarter of 2004 ranging from $2.4 million to $3.2 million related to the Mexican operation and from $1.4 million to $1.8 million related to the mobile photography operations.

Headquarters Staff Reductions

Furthermore, consistent with the plans to further reduce corporate overhead costs, and, in certain instances, to effectuate additional executive leadership changes, the Company has recently effected second quarter headquarters staff reductions impacting two additional executives and 35 employees that will result in severance accruals being recorded in the second quarter estimated to range from $800,000 to $900,000.

Business Strategy Update

The Company’s recently reconstituted Board is still in the process of reviewing and assessing all relevant information related to the Company’s business strategy. To date, several executive leadership changes have been made as well as decisions to exit the Company’s Mexican and mobile operations. In addition, based on the new Board’s review, a decision has been made to materially alter the Company’s previously planned and recently in-process technology platform that was to serve as the foundation for an eventual conversion to full digital technology in our studios. The new Board along with its new management leadership in the technology function continues to review options to transition the studios to full digital technology as rapidly as is prudently possible.

In addition, the Company continues to revise its 2004 budget and ongoing financial models to incorporate existing and potential changes to the Company’s going forward business strategy, including current and expected corporate cost reductions initiatives. At the same time, management and the new Board continue to evaluate a potential return of capital.

As the new Board and management continue their ongoing assessments, the Company intends to provide updated guidance.

* * * * * *

A conference call and audio webcast are scheduled for Thursday, June 3 at 10:30 a.m. Central Time to discuss the first quarter financial results and provide a Company update. To participate on the call, please dial 800-437-4632 or 706-634-1012 at least 5 minutes before start time.

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CPI CORP.
ADD 4

The webcast can be accessed on the Company’s own site at http://www.cpicorp.com as well as http://www.fulldisclosure.com. To listen to a live broadcast, please go to these websites at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. A replay will be available on the above web sites as well as by dialing 706-645-9291 or 800-642-1687 and providing confirmation code 4289239. The replay will be available through June 10 by phone and for 30 days on the Internet.

CPI Corp. is a portrait photography company offering studio photography services in the United States, Puerto Rico, and Canada through Sears Portrait Studios. The Company also operates searsphotos.com, an on-line photofinishing service as well as a vehicle for the Company’s customers to archive, share portraits via e-mail and order additional portraits and products.

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, such as our outlook for portrait studios, net income, future cash requirements, cost savings, and capital expenditures, are only predictions or expectations; actual events or results may differ materially as a result of risks facing us. Such risks include, but are not limited to: customer demand for our products and services, the overall level of economic activity in our major markets, competitors’ actions, manufacturing interruptions, dependence on certain suppliers, changes in our relationship with Sears and the condition and strategic planning of Sears, fluctuations in operating results, the attraction and retention of qualified personnel and other risks as may be described in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended February 7, 2004.

Tables to follow...

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CPI CORP. ADD 5 CPI CORP. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands except per share amounts) (Unaudited)

	12 Weeks	Vs	12 Weeks	53 Weeks	Vs	52 Weeks
	May 1, 2004		April 26, 2003	May 1, 2004		April 26, 2003

Net sales	$56,010		$56,255	$301,439		$305,056

Cost and expenses:
Cost of sales (exclusive of depreciation and
amortization shown below)	8,059		7,823	41,102		39,481
Selling, general and administrative expenses	48,044		48,510	235,325		230,993
Depreciation and amortization	4,037		4,023	17,254		18,812
Other charges and impairments	9,563		—	15,078		6,042

	69,703		60,356	308,759		295,328

Income (loss) from operations	(13,693)		(4,101)	(7,320)		9,728

Interest expense	599		769	2,780		3,436

Interest income	281		374	1,617		1,970

Other income, net	46		52	845		145

Earnings (loss) from continuing
operations before income taxes	(13,965)		(4,444)	(7,638)		8,407

Income tax expense (benefit)	(5,167)		(1,714)	(2,787)		2,845

Net earnings (loss) from continuing
operations	(8,798)		(2,730)	(4,851)		5,562

Loss from discontinued operations,
net of income tax benefits	—		—	—		(1,039)

Net earnings (loss)	($8,798)		($2,730)	($4,851)		$4,523

Earnings (loss) per common share - diluted
From continuing operations	($1.09)		($0.34)	($0.60)		$0.69
From discontinued operations	—		—	—		(0.13)

Net earnings - diluted	($1.09)		($0.34)	($0.60)		$0.56

Earnings (loss) per common share - basic
From continuing operations	($1.09)		($0.34)	($0.60)		$0.69
From discontinued operations	—		—	—		(0.13)

Net earnings - basic	($1.09)		($0.34)	($0.60)		$0.56

Weighted average number of common and
common equivalent shares outstanding:
Diluted	8,101		8,101	8,082		8,096

Basic	8,101		8,101	8,082		8,056

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CPI CORP. ADD 6 CPI CORP. CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS (In thousands) (Unaudited)

	12 weeks ended May 1, 2004 Vs. 12 weeks ended April 26, 2003
	Sears Portrait Studios		Mexico		Mobile		Consolidated Total
	2004	2003	2004	2003	2004	2003	2004	2003

Net sales	$54,925	$56,180	$558	$9	$527	$66	$56,010	$56,255

Cost and expenses:
Cost of sales (exclusive of depreciation and
amortization shown below)	7,651	7,762	209	4	199	57	8,059	7,823
Selling, general and administrative expenses	45,714	47,771	847	285	1,483	454	48,044	48,510
Depreciation and amortization	3,865	4,007	22	3	150	13	4,037	4,023
Other charges and impairments	9,563	0	0	0	0	0	9,563	0

	66,793	59,540	1,078	292	1,832	524	69,703	60,356

Income (loss) from operations	(11,868)	(3,360)	(520)	(283)	(1,305)	(458)	(13,693)	(4,101)

Interest expense	599	769	0	0	0	0	599	769

Interest income	281	374	0	0	0	0	281	374

Other income, net	45	48	1	4	0	0	46	52

Earnings (loss) from continuing
operations before income taxes	(12,141)	(3,707)	(519)	(279)	(1,305)	(458)	(13,965)	(4,444)

Income tax expense (benefit)	(4,481)	(1,454)	(203)	(98)	(483)	(162)	(5,167)	(1,714)

Net earnings (loss) from continuing
operations	(7,660)	(2,253)	(316)	(181)	(822)	(296)	(8,798)	(2,730)

Net earnings (loss) from discontinued
operations, net of income tax benefits	0	0	0	0	0	0	0	0

Net earnings (loss)	$(7,660)	$(2,253)	$(316)	$(181)	$(822)	$(296)	$(8,798)	$(2,730)

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CPI CORP. ADD 7 CPI CORP. CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS (In thousands) (Unaudited)

	53 weeks ended May 1, 2004 Vs. 52 weeks ended April 26, 2003
	Sears Portrait Studios		Mexico		Mobile		Consolidated Total
	2004	2003	2004	2003	2004	2003	2004	2003

Net sales	$297,791	$304,963	$1,279	$9	$2,369	$84	$301,439	$305,056

Cost and expenses:
Cost of sales (exclusive of depreciation and
amortization shown below)	39,684	39,414	457	4	961	63	41,102	39,481
Selling, general and administrative expenses	225,457	230,016	2,293	285	7,575	692	235,325	230,993
Depreciation and amortization	16,662	18,794	88	3	504	15	17,254	18,812
Other charges and impairments	15,078	6,042	0	0	0	0	15,078	6,042

	296,881	294,266	2,838	292	9,040	770	308,759	295,328

Income (loss) from operations	910	10,697	(1,559)	(283)	(6,671)	(686)	(7,320)	9,728

Interest expense	2,780	3,436	0	0	0	0	2,780	3,436

Interest income	1,617	1,970	0	0	0	0	1,617	1,970

Other income, net	845	141	0	4	0	0	845	145

Earnings (loss) from continuing
operations before income taxes	592	9,372	(1,559)	(279)	(6,671)	(686)	(7,638)	8,407

Income tax expense (benefit)	158	3,184	(567)	(98)	(2,378)	(241)	(2,787)	2,845

Net earnings (loss) from continuing
operations	434	6,188	(992)	(181)	(4,293)	(445)	(4,851)	5,562

Net earnings (loss) from discontinued
operations, net of income tax benefits	0	(1,039)	0	0	0	0	0	(1,039)

Net earnings (loss)	$434	$5,149	$(992)	$(181)	$(4,293)	$(445)	$(4,851)	$4,523

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CPI CORP. ADD 8 CPI CORP. ADDITIONAL OPERATING INFORMATION SITTINGS / AVERAGES (Sittings in thousands) (Unaudited)

	12 Weeks	Vs	12 Weeks	53 Weeks	Vs	52 Weeks
	May 1, 2004		April 26, 2003	May 1, 2004		April 26, 2003
Sears Portrait Studios
Studio sittings:
Custom	635		521	3,141		2,986
Package	228		364	1,489		1,896

Total sittings	863		885	4,630		4,882

Studio average sales per customer
sitting:
Custom	$68.05		$75.38	$72.70		$73.92
Package	$48.08		$45.68	$44.63		$43.67
Overall	$62.81		$63.16	$63.67		$62.17

Mexico
Studio sittings:	11		0.4	29		0.4
Studio average sales per customer
sitting:	$49.12		$21.82	$44.00		$21.82

Everyday Expressions (Mobile)
Sittings shot	53.9		14.3	201.9		15.8
Sittings ordered	15.3		2.1	67.6		2.8
Conversion percentage	28.4%		14.7%	33.5%		17.7%
Average sale	$34.39		$32.02	$35.05		$30.59

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CPI CORP. ADD 9 CPI CORP. ADDITIONAL CONSOLIDATED OPERATING INFORMATION CAPITAL EXPENDITURES AND EBITDA (Unaudited)

	12 Weeks	Vs	12 Weeks	53 Weeks	Vs	52 Weeks
	May 1, 2004		April 26, 2003	May 1, 2004		April 26, 2003

Capital expenditures (in thousands $) (1)	$4,905		$3,119	$24,551		$10,144

(1)	The 12 weeks and 53 weeks ended May 1, 2004 include $3.1 and $10.4 million, respectively, in accrued purchase commitments for computer equipment, peripherals and software development that will be funded in 2004.

EBITDA is calculated as follows:
Net earnings (loss) from continuing operations	($8,798)	($2,730)	($ 4,851)	$5,562
Income tax expense (benefit)	(5,167)	(1,714)	(2,787)	2,845
Interest expense	599	769	2,780	3,436
Depreciation and amortization	4,037	4,023	17,254	18,812
Other non-cash charges	2,353	36	5,005	4,836

EBITDA (2) & (6)	$(6,976)	$384	$17,401	$35,491

Adjusted EBITDA (3)	$130	$384	$27,638	$37,245

EBITDA margin (4)	-12.45%	0.68%	5.77%	11.63%

Adjusted EBITDA margin (5)	0.23%	0.68%	9.17%	12.21%

(2)	EBITDA represents net earnings from continuing operations in thousands of dollars before interest expense, income taxes, depreciation and amortization and other non-cash charges. EBITDA is included because it is one liquidity measure used by certain investors to determine a company’s ability to service its indebtedness. EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company’s results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.

(3)	Adjusted EBITDA is calculated as follows:

EBITDA	$(6,976)	$384	$17,401	$35,491
EBITDA adjustments:
Executive retirements	0	0	659	380
Professional services -
consent solicitation costs	846	0	2,510	0
Change of control accruals	3,414	0	3,414	0
Executive severance accruals	2,036	0	2,723	916
Impairment charge related to change in
going-forward technology strategy	810	0	810	0
Accrual for remaining lease obligations	0	0	121	270
Other	0	0	0	188

Adjusted EBITDA	$130	$384	$27,638	$37,245

(4)	EBITDA margin represents EBITDA, as defined in (2), stated as a percentage of sales.

(5)	Adjusted EBITDA margin represents Adjusted EBITDA, as defined in (2), stated as a percentage of sales.

(6)	As required by the SEC’s Regulation G, a reconciliation of EBITDA, a non-GAAP liquidity measure, with the most directly comparable GAAP liquidity measure, cash flow from continuing operations follows:

	12 Weeks	Vs	12 Weeks	53 Weeks	Vs	52 Weeks
	May 1, 2004		April 26, 2003	May 1, 2004		April 26, 2003

EBITDA	$(6,976)		$384	$17,401		$35,491
Income tax benefit (expense)	5,167		1,714	2,787		(2,845)
Interest expense	(599)		(769)	(2,780)		(3,436)
Adjustments for items not requiring cash:
Deferred income taxes	(1,633)		(694)	(3,443)		(2,654)
Deferred revenues and related costs	203		1,608	(6,671)		2,128
Other, net	1,275		(343)	1,383		(747)
Decrease (increase) in current assets	516		(1,510)	4,312		(4,167)
Increase (decrease) in current liabilities	7,212		(462)	11,615		2,456
Increase (decrease) in current income taxes	(3,359)		2,650	(1,363)		5,371

Cash flows from continuing operations	$1,806		$2,578	$23,241		$31,597

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CPI CORP. ADD 10

CPI CORP. CONDENSED CONSOLIDATED BALANCE SHEETS MAY 1, 2004 AND APRIL 26, 2003 (In Thousands) (Unaudited)

	MAY 1, 2004	APRIL 26, 2003
Assets

Current assets:
Cash and cash equivalents	$46,122	$56,025
Other current assets	45,464	40,959
Net property and equipment	50,643	46,564
Other assets	24,477	37,230

Total assets	$166,706	$180,778

Liabilities and stockholders’ equity

Current liabilities	$76,189	$72,650
Long-term obligations	25,600	34,130
Other liabilities	22,788	22,451
Stockholders’ equity	42,129	51,547

Total liabilities and stockholders’
equity	$166,706	$180,778

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CPI Corp. news for immediate release FOR RELEASE June 3, 2004 FOR FURTHER INFORMATION, CONTACT:

NAME ADDRESS STATE, ZIP	Jane Nelson 1706 Washington Avenue Missouri 63103	FROM CITY TELEPHONE	CPI Corp. St. Louis (314) 231-1575

FOR FURTHER INFORMATION AT FINANCIAL RELATIONS BOARD Diane Hettwer, Chicago, 312-640-6760

CPI Corp. Issues Correction to June 2, 2004 Press Release

St. Louis, MO, June 3, 2004 — CPI Corp. (NYSE-CPY) today corrected a clerical error in its previously-issued release of first quarter results dated June 2, 2004. Page 3 of that release erroneously reported that the Knightspoint Group incurred approximately $187,000 of total consent-related costs which the Company had agreed to reimburse. That number should have been $154,000.

Overall, the first quarter costs related to the consent solicitation of $846,000 bring the cumulative consent-related costs to $2.5 million, of which $154,000 was incurred by the Knightspoint Group which the Company has agreed to reimburse.

* * * * * * * *

CPI Corp. is a portrait photography company offering studio photography services in the United States, Puerto Rico, and Canada through Sears Portrait Studios. The Company also operates searsphotos.com, an on-line photofinishing service as well as a vehicle for the Company’s customers to archive, share portraits via e-mail and order additional portraits and products.

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